Exhibit 21.1
Tallgrass Energy GP, LP
Subsidiaries

Company	Jurisdiction of Organization
Tallgrass Equity, LLC	Delaware
Tallgrass Development Holdings, LLC	Delaware
Rockies Express Holdings, LLC	Delaware
Tallgrass MLP GP, LLC	Delaware
Tallgrass Energy Partners, LP	Delaware
Tallgrass MLP Operations, LLC	Delaware
Tallgrass Energy Finance Corp.	Delaware
Tallgrass Interstate Gas Transmission, LLC	Colorado
Tallgrass Midstream, LLC	Delaware
Tallgrass Energy Investments, LLC	Delaware
Trailblazer Pipeline Company LLC	Delaware
Tallgrass PXP Holdings, LLC	Delaware
Tallgrass Pony Express Pipeline, LLC	Delaware
Tallgrass Colorado Pipeline, Inc.	Colorado
TEP REX Holdings, LLC	Delaware
Tallgrass NatGas Operator, LLC	Delaware
Tallgrass Terminals, LLC	Delaware
Tallgrass Sterling Terminal, LLC	Delaware
BNN Water Solutions, LLC	Delaware
BNN Redtail, LLC	Delaware
Alpha Reclaim Technology, LLC	Texas
BNN Western, LLC	Delaware
BNN South Texas, LLC	Delaware
BNN West Texas, LLC	Delaware
BNN Recycle, LLC	Delaware
BNN Great Plains, LLC	Delaware
Stanchion Energy, LLC	Delaware
Tallgrass Midstream Gathering, LLC	Colorado
Deeprock Development, LLC	Delaware
Tallgrass Crude Gathering, LLC	Delaware
Tallgrass Cheyenne Connector Holdings, LLC	Delaware
Cheyenne Connector, LLC	Delaware
Cheyenne Connector Pipeline, Inc.	Colorado
Buckhorn Energy Services, LLC	Delaware
Buckhorn SWD Solutions, LLC	Delaware
Tallgrass Operations, LLC	Delaware
Tallgrass Iron Horse Holdings, LLC	Delaware
Tallgrass Iron Horse Operator, LLC	Delaware
Iron Horse Pipeline, LLC	Delaware